Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated April 5, 2010 relating to the financial statements for the years ended December 31, 2009 and 2008, except for Note 2, to which the date is May 26, 2010 of Kraig Biocraft Laboratories, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 1, 2010